Exhibit 99.1

FOR IMMEDIATE RELEASE

ABF TEAMSTER EMPLOYEES IN CENTRAL REGION REJECT STRIKE AUTHORIZATION

(Fort Smith, Arkansas, October 29, 2013) — ABF Freight System, Inc. has been notified by the International Brotherhood of Teamsters that union employees covered by the Central Region Local Cartage supplement to the ABF National Master Freight Agreement have voted overwhelmingly to reject a strike authorization.

Based upon this outcome, there will be no strike by employees in the affected region or anywhere else in the ABF nationwide system. Less-than-truckload carrier ABF Freight is the largest subsidiary of Arkansas Best Corporation (Nasdaq: ABFS) and a premier provider of high-quality service to customers across the United States.

Next steps toward finalization of the national agreement will be determined shortly. The five-year ABF NMFA is the first such agreement that the company has negotiated on its own behalf. A majority of Teamster employees ratified the national agreement in June, and 26 of 27 supplements were ratified by mid-October.

After receiving the company’s last, best and final offer on their supplement, Central Region Local Cartage employees received strike authorization ballots in early October. Turnout was strong, with 77 percent of eligible voters casting a ballot.

ABF wishes to thank our customers for their patience and commitment to ABF during this long and complicated process, as many people on both sides of the table worked to ensure a stronger future for our company and our employees in a very competitive marketplace. The company also recognizes and appreciates the sacrifices from our union and our non-union employees to put ABF on a better path to sustained profitability for years to come.

Company Descriptions

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles, and household goods moving market services for consumers, corporations, and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

As the principal subsidiary of Arkansas Best Corporation, ABF operates as a global provider of customizable freight and logistics solutions. ABF enhances supply chain efficiencies and achieves optimum performance by focusing on specific customer needs and customizing innovative solutions. The company’s resource-rich infrastructure includes an innovative Dual-System® Network for regional and national transportation. Its portfolio of services extends from the manufacturer’s floor to expedited and time-definite final delivery. In between, customers benefit from a single point of contact and total end-to-end visibility.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “on track,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, a workforce stoppage by our employees covered under our collective bargaining agreement or unfavorable terms of future collective bargaining agreements; relationships with employees, including unions; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the use of information technology platforms in our business; availability, timing, and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; potential impairment of goodwill and intangible assets; the impact of our brand and corporate reputation; the cost, timing, and performance of growth initiatives; the cost, integration, and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems, and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission public filings.

Contacts:	Investors: Mr. David Humphrey
Vice President, Investor Relations
Telephone: (479) 785-6200

Media: Ms. Kathy Fieweger
Vice President, Marketing and Corporate Communications
Telephone: (479) 719-4358